SUB-ITEM 77M(1):  Mergers

Pursuant to the Securities Act
of 1933, as amended, and the
General Rules and Regulations
thereunder, a Registration
Statement
on Form N-14, SEC File No.
333-163310,
was filed on
November 24, 2009 and amended on
December 18, 2009.  This filing
relates to an Agreement
and Plan of Reorganization
whereby Federated MDT All Cap Core
Fund (Surviving Fund), a
portfolio of Federated MDT Series,
acquired all of the assets of
Federated MDT Tax Aware/All
Cap Core Fund (Acquired Fund), a
portfolio of Federated MDT Series,
in exchange for shares of
the Surviving Fund. Shares of the
Surviving Fund were distributed on
a pro rata basis to the
shareholders of the Acquired Fund
in complete liquidation and termination
of the Acquired
Fund.  As a result, effective
March 19, 2010, each shareholder of the
Acquired Fund became
the owner of Surviving Fund shares
having a total net asset value equal
to the total net asset
value of his or her holdings in the
Acquired Fund.

The Agreement and Plan of
Reorganization providing for the
transfer of the assets of the
Acquired Fund to the Surviving Fund was
approved by the Board of Trustees at
 their Special
Meeting held on November 12, 2009
and was also approved by Acquired Fund
 shareholders at
a Special Meeting held on March 5, 2010.

The Agreement and Plan of Reorganization for this merger is hereby incorporated by reference from the definitive Prospectus/Proxy
Statement filed with the SEC on
January 12, 2010.





SUB-ITEM 77M(2):  Mergers

Pursuant to the Securities Act of 1933,
as amended, and the General Rules and
Regulations
thereunder, a Registration Statement on
Form N-14, SEC File No. 333-163421,
was filed on
December 1, 2009.  This filing relates
to an Agreement and Plan of Reorganization whereby
Federated MDT Small Cap Core Fund
(Surviving Fund), a portfolio of Federated
MDT Series,
acquired all of the assets of Federated MDT
Small Cap Value Fund (Acquired Fund), a
portfolio
of Federated MDT Series, in exchange for shares of the Surviving Fund. Shares of the Surviving
Fund were distributed on a pro rata basis to the shareholders of the Acquired Fund in complete liquidation and termination of the Acquired Fund. As a result, effective
 March 19,
2010, each shareholder of the Acquired
Fund became the owner of Surviving Fund
shares
having a total net asset value equal to
the total net asset value of his or her
holdings in the
Acquired Fund.

The Agreement and Plan of Reorganization providing for the transfer of the assets of the
Acquired Fund to the Surviving Fund was
approved by the Board of Trustees at their
 Special
Meeting held on November 12, 2009 and was also approved by Acquired Fund shareholders at a Special Meeting held on March 5, 2010.

The Agreement and Plan of Reorganization for this merger is hereby incorporated by reference from the definitive Prospectus/Proxy
Statement filed with the SEC on J
anuary 19, 2010.